UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 26, 2009
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Exterra Energy Inc.
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(Exact name of Registrant as specified in its Charter)

Nevada	000-52319	20-5086877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1717 St. James Place, Suite 205, Houston, Texas 77056
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(Address of principal executive offices) (Zip Code)

(713) 877-8847
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Company announces that effective February 25, 2009 that Mr. Robert Royal was named Chairman of the Board of Directors, Chief Executive Officer and Director and that Mr. Todd R. Royal was named as President, Corporate Secretary and Director. Mr. John Punzo resigned as Chairman of the Board, Chief Executive Officer and Director, Mr. James D. Romano resigned as Corporate Secretary and Director and Mr. Randall K. Boatright resigned as Director, Chief Financial Officer and Executive Vice President and been appointed interim Chief Financial Officer. Messrs. Punzo, Romano and Boatright have no disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

     Robert Royal, age 72, is and has been since its founding in 1995 the CEO and Chairman of Royalco Oil and Gas Corporation (“Royalco”), a private oil and gas company headquartered in Weatherford, Texas. Mr. Royal has over 30 years experience in the oil & gas industry, real estate and the financial markets. Mr. Royal was the CEO and President of IGE, an oil and gas company which did a reverse merger into Life Partners Holdings (LPHI), a publically reporting company. Mr. Royal is not currently serving on the board of directors of any publicly traded companies. Mr. Royal is Todd Royal’s father.

     Todd R. Royal, age 37, is and has been since its founding in 1995 the President and Director of Royalco. Mr. Royal is a Texas Tech University graduate with significant experience in marketing and public relations. Mr. Royal is not currently serving on the board of directors of any publicly traded companies. Mr. Royal is Robert Royal’s son.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXTERRA ENERGY INC.,

/s/ Robert Royal
ROBERT ROYAL
Chief Executive Officer

Dated: February 26, 2009